                                                                       EXHIBIT B

                               SECURITY AGREEMENT


  THIS SECURITY AGREEMENT (this "Agreement") is made as of the 14th day of January, 1999 by CALCOMP TECHNOLOGY, INC., a Delaware corporation, CalComp Inc., a California corporation, and TOPAZ TECHNOLOGIES, INC., a California corporation (collectively, the "Borrowers"), for the benefit of LOCKHEED MARTIN CORPORATION, a Maryland corporation (the "Secured Party").

                                 W I T N E S S E T H
                                 - - - - - - - - - -

  WHEREAS, the Borrowers and the Secured Party have entered into a Secured Demand Loan Facility of even date herewith (the "Loan Agreement") pursuant to which the Secured Party may make Loans (as defined in the Loan Agreement) with a principal amount of up to $51,000,000; and

  WHEREAS, in order to secure the prompt payment and performance of all indebtedness, liabilities and obligations of the Borrowers arising under the Loan Agreement and this Agreement (the "Obligations"), the Borrowers have agreed to provide certain collateral to the Secured Party.

  NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for the benefit of the Secured Party, the Borrowers hereby agree as follows:

  SECTION 1.  COLLATERAL.  The Borrowers hereby grant to the Secured Party a
              ----------
security interest in, and lien on, the following property of each of the Borrowers (and in all cash and non-cash proceeds of such property, including specifically, but without limitation, (i) cash and non-cash proceeds deposited in any deposit accounts, (ii) all accounts, chattel paper, instruments, inventory, equipment, general intangibles or other goods or property purchased or acquired with cash and/or non-cash proceeds of any of such property, and
(iii) all proceeds of all insurance policies covering all or any part of such property), all whether now owned or existing or hereafter acquired or arising (the "Collateral"):

        (a)  Inventory.  All of each Borrower's inventory, wherever located,
             ----------
both now owned and hereafter acquired, and as the same may now and hereafter from time to time be constituted.

        (b)  Accounts.  All of each Borrower's accounts, notes, notes
             ---------
receivable, drafts, acceptances and similar instruments and documents, both now owned and hereafter acquired, together with all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an account and all cash and non-cash proceeds and products of all such goods.

        (c)  Contract Rights.  All of each Borrower's contract rights, both now
             ----------------
 owned and hereafter acquired.

                                  Exhibit B-1

        (d)  General Intangibles.  All of each Borrower's general intangibles
             --------------------
and all things in action, contractual and contract rights, books, correspondence, credit files, records, computer programs, computer tapes, cards and other papers and documents in the possession or control of each Borrower, all claims for income tax and other tax refunds, judgments, goodwill (including all goodwill of each Borrower's business symbolized by, and associated with, any and all trademarks, trademark licenses, copyrights, tradenames, tradestyles, and/or service marks), literary rights, rights to performance, copyrights, trademarks, patents, patent licenses, trademark licenses, customer lists, rights in intellectual property, tradenames, tradestyles, service marks, royalty payments, rights as lessee, logos, trade secrets, all amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures or general or limited partnerships, rights in applications for any of the foregoing and the rights to use any of the foregoing), both now owned and hereafter acquired.

        (e)  Chattel Paper.  All of each Borrower's chattel paper both now
             --------------
owned and hereafter existing, acquired or created, together with (i) all moneys due and to become due thereunder and (ii) all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to chattel paper and all cash and non-cash proceeds and products of all such goods. Additionally, each Borrower assigns and grants to the Secured Party a security interest in all property and goods both now owned and hereafter acquired by the Borrower which are sold, leased, secured, serve as security for, are the subject of, or otherwise covered by, the Borrower's chattel paper, together with all rights incident to such property and goods.

        (f)  Equipment and Fixtures.  All of each Borrower's equipment and
             -----------------------
fixtures, both now owned and hereafter acquired, together with (i) all additions, parts, fittings, accessories, special tools, attachments and accessions now and hereafter affixed thereto and/or used in connection therewith and (ii) all replacements thereof and substitutions therefor.

        (g)  Instruments.  All of each Borrower's right title and interest in
             -----------
and to the stock of that Borrower's subsidiaries that are listed on Schedule 1
                                                                    ----------
attached hereto.

  SECTION 2.   SECURITY FOR OBLIGATIONS OF BORROWERS.  As security for the
               -------------------------------------
prompt payment and performance of all indebtedness, obligations and liabilities, now existing or hereafter arising, whether fixed or contingent, of the Borrowers arising under the Loan Agreement and this Agreement (as the same may be amended, extended, renewed, supplemented or otherwise modified at any time or from time to time) (collectively, the "Obligations"), the Borrowers hereby assign and pledge the Collateral to the Secured Party, and grants to the Secured Party a security interest in the Collateral, and hereby covenants and agrees that the Secured Party shall have a continuing first-lien security interest in and lien on the Collateral until all of the Obligations shall have been paid, performed, satisfied and discharged in full.

  SECTION 3.  PAYMENT AND PERFORMANCE.  The Borrowers will pay the Obligations
              -----------------------
to be paid by the Borrowers as and when due and payable and will perform, comply with, and observe the terms and conditions of the Loan Agreement to be performed, complied with and observed by the Borrowers.

  SECTION 4.  TITLE TO COLLATERAL.  The Borrowers represent and warrant that (a)
              -------------------
the Borrowers are the owners of the Collateral and have good and marketable title to the Collateral free and clear of all liens, security interests and other encumbrances except for those in favor of the

                                  Exhibit B-2

Secured Party, (b) the Borrowers are currently in possession of all certificates representing shares of common stock of the Borrower's subsidiaries that constitute part of the Collateral and (c) the Collateral is not on consignment. Without the prior written consent of the Secured Party, the Borrowers shall not take by consignment any goods or property of the same type as the Collateral. Upon request of the Secured Party, the Borrowers shall deliver to the Secured Party all stock certificates (together with duly endorsed stock power relating thereto), all certificates of title, certificates of origin or other evidence of the Borrower's ownership of the Collateral as may be required by the Secured Party.

  SECTION 5.  TRANSFER AND OTHER LIENS.   The Borrowers will not sell, assign,
              ------------------------
transfer, convey, exchange or otherwise dispose of the Collateral, or any part thereof, except pursuant to the Plan, without the prior written consent of the Secured Party, and will not permit any lien, security interest or other encumbrance to attach to the Collateral, or any part thereof, other than those in favor of the Secured Party or those permitted by the Secured Party in writing.

  SECTION 6.  FINANCING STATEMENTS; FURTHER ASSURANCES.  The Borrowers will
              ----------------------------------------
defend their title to the Collateral against all persons and will, upon request of the Secured Party: (a) furnish original stock certificates with duly endorsed stock powers in respect of the stock of subsidiaries of the Borrower that constitutes part of the Collateral on the request of the Secured Party, (b) furnish such further assurances of title as may be required by the Secured Party, and (c) deliver and execute or cause to be delivered and executed, in form and content satisfactory to the Secured Party, any financing, continuation, termination, or security interest filing statement, security agreement, or other document as the Secured Party may request in order to perfect, preserve, maintain, or continue the perfection of the Secured Party's security interest in the Collateral and/or its priority. The Borrowers will pay the cost of filing any financing, continuation, termination, or security interest filing statement as well as any recordation or transfer tax required by law to be paid in connection with the filing or recording of any such statement.

  SECTION 7.  EVENTS OF DEFAULT.  The failure of the Borrowers to pay any
              -----------------
amounts outstanding under the Loan Agreement when due (whether upon the Termination Date, upon demand by the Lender or otherwise) shall be deemed to be an event of default under this Agreement (an "Event of Default").

  SECTION 8.  RIGHTS AND REMEDIES UPON DEFAULT.  Upon the occurrence of an Event
              --------------------------------
of Default (and in addition to all of its rights, powers and remedies under this Agreement and the Loan Agreement), the Secured Party may, at its option, declare the unpaid balance of all or any part of the Obligations to be immediately due and payable, and the Secured Party shall have all of the rights and remedies of a secured party under the Maryland Uniform Commercial Code and other applicable laws. In addition to the foregoing and without limiting the generality thereof, after the occurrence of an Event of Default, the Secured Party may at any time and from time to time, in its sole discretion, (i) request any account debtor obligated on any of the Collateral to make payments thereon directly to the Secured Party, and to take control of the cash and non-cash proceeds of any such Collateral; (ii) compromise, extend, renew, release, discharge or otherwise deal with any of the Collateral as it may deem advisable; (iii) make exchanges, substitutions, or surrenders of all or any part of the Collateral; (iv) remove from the Borrower's place of business all books, records, ledger sheets, correspondence, invoices and documents relating to, evidencing or securing any of the Collateral, or, without cost or expense to the Secured Party, make such use of Borrower's place(s) of business as may be reasonably necessary to administer,

                                  Exhibit B-3
control and collect the Collateral, (v) the Secured Party or its agents may enter upon the Borrower's premises to take possession of the Collateral, to remove it, to render it unusable or to sell or otherwise dispose of it, and (vi) sell, pledge or otherwise disburse of any other Subsidiaries stock that constitutes part of the Collateral.

  SECTION 9.  ASSEMBLY OF COLLATERAL.  Upon the occurrence of an Event of
              ----------------------
Default hereunder (i) the Borrowers shall, upon demand by the Secured Party, assemble the Collateral and make it available to the Secured Party at a place designated by the Secured Party; (ii) the Borrowers shall hold in trust for the benefit of the Secured Party all collections and proceeds of the Collateral in the form received by the Borrowers, and (iii) the Borrowers shall not commingle those collections or proceeds with any other assets of the Borrowers, and shall deliver those collections and proceeds to the Secured Party with any necessary endorsements thereon.

  SECTION 10. EXPENSES.  The Borrowers shall pay, as part of the Obligations, on
              --------
demand by the Secured Party, all costs and expenses, including, without limitation, attorney's fees and expenses, incurred by or on behalf of the Secured Party (a) in enforcing the Obligations, and (b) in connection with the taking, holding, preparing for sale or other disposition, selling, assigning, managing, collecting or otherwise disposing of the Collateral.

  SECTION 11.   POWER OF ATTORNEY. Each of the Borrowers hereby irrevocably
                -----------------
appoints the Secured Party as its attorney-in-fact, with full power of substitution, in the name of the Borrower for the purpose of taking any action required to be taken by the Borrower hereunder or which the Secured Party shall determine to be necessary in order to protect, continue, perfect, maintain, confirm or realize upon the lien and security interest of the Secured Party hereunder or to exercise any of the rights and remedies of the Secured Party under this Agreement.

  SECTION 12.   TAXES.  The Borrowers will pay as and when due and payable all
                -----
taxes, levies, license fees, assessments and other impositions levied on the Collateral or any part thereof or for its use and operation.

  SECTION 13.   SPECIFIC ASSIGNMENTS.  Promptly, upon request by the Secured
                --------------------
Party, the Borrowers will execute and deliver to the Secured Party written assignments, endorsements and/or schedules, in form and content satisfactory to the Secured Party, of specific chattel paper and accounts or groups of accounts or chattel paper, but the security interest of the Secured Party hereunder shall not be limited in any way by such assignments. Such accounts and chattel paper are to secure payment of the Obligations and performance of the Loan Agreement and are not sold to the Secured Party whether or not any assignment thereof which is separate from this Security Agreement, is in form absolute.

  SECTION 14.   DELIVERY, ETC. OF CHATTEL PAPER.  The Borrowers will promptly
                -------------------------------
upon request by the Secured Party, deliver, assign and endorse to the Secured Party all chattel paper and all other documents held by the Borrowers in connection therewith.

  SECTION 15.   GOVERNMENT CONTRACTS.  If any account or chattel paper arises
                --------------------
out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, the Borrowers shall immediately notify the Secured Party thereof in writing and execute any instruments or take any steps required by the Secured Party in order that all moneys

                                  Exhibit B-4
due or to become due under such contract or contracts shall be assigned to the Secured Party and notice thereof given under the Federal Assignment of Claims Act.

  SECTION 16.   CONCENTRATION ACCOUNT.  If all or any part of the Collateral at
                ---------------------
any time consists of inventory, accounts or chattel paper, the Borrowers will deposit or cause to be deposited to the Concentration Account (as defined in the Loan Agreement) all checks, drafts, cash and other remittances in payment or on account of payment of such inventory, accounts or chattel paper and the cash proceeds of any returned goods, the sale or lease of which gave rise to an account or chattel paper (all of the foregoing herein collectively referred to as "items of payment"). The Borrowers shall promptly deposit such items of payment for credit to the Concentration Account upon receipt thereof, and in precisely the form received, except for the endorsement of a Borrower where necessary to permit the collection of such items of payment, which endorsement the Borrower hereby agrees to make. Pending such deposit, the Borrowers will not commingle any such items of payment with any of its other funds or property, but will hold them separate and apart.

  SECTION 17.   RIGHTS OF SECURED PARTY AND DUTIES OF BORROWER.  If all or any
                ----------------------------------------------
part of the Collateral at any time consists of inventory, accounts or chattel paper: (a) the Secured Party may at any time and from time to time, and each Borrower hereby irrevocably appoints the Secured Party as its attorney-in-fact, with power of substitution, in the name of the Secured Party or in the name of the Borrower or otherwise, for the use and benefit of the Secured Party, but at the cost and expense of the Borrower and without notice to the Borrowers to, (i) notify the account debtors obligated on any of the Collateral to make payments thereon directly to the Secured Party, and to take control of the cash and non-cash proceeds of any such Collateral, which right the Secured Party may exercise at any time whether or not the Borrower is then in default hereunder or was theretofore making collections thereon; (ii) compromise, extend, or renew any of the Collateral or deal with the same as it may deem advisable; (iii) release, make exchanges, substitutions, or surrender, all or any part of the Collateral;
(iv) remove from the Borrower's place of business all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Secured Party, make such use of the Borrower's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral; (v) repair, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any account debtor; (vi) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral; (vii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (viii) settle, renew, extend, compromise, compound, exchange or adjust claims with respect to any of the Collateral or any legal proceedings brought with respect thereto; (ix) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any Proof of Claim in Secured Bankruptcy against an account debtor; and (x) receive and open all mail addressed to the Borrower and, if a default exists hereunder, notify the Post Office authorities to change the address for the delivery of mail to the Borrower to such address as the Secured Party may designate; and (b) the Borrower will (i) make no material change to the terms of the sale or lease of inventory or of any account or chattel paper without the prior written permission of the Secured Party; (ii) on demand, make available in form acceptable to the Secured Party shipping documents and delivery receipts evidencing the shipment of goods which gave rise to the sale or lease of inventory, or of an account or chattel paper, completion certificates or other proof of the satisfactory performance of services which gave rise to the sale or lease of inventory or of an account or chattel paper, copies of the invoices arising out of the sale or lease of inventory or for an account, and the Borrower's copy of any written contract or order from which a sale or lease of inventory, an account or chattel paper

                                  Exhibit B-5
arose; and (iii) when requested, regularly advise the Secured Party whenever an account debtor returns or refuses to retain any goods, the sale or lease of which gave rise to an account or chattel paper, and of any delay in delivery or performance, or claims made, in regard to any sale or lease of inventory, account or chattel paper, and will comply with any instructions which the Secured Party may give regarding the sale or other disposition of such returns.

  SECTION 18.   DEFICIENCIES.  If the sale, assignment or other disposition of
                ------------
the Collateral by the Secured Party following an Event of Default hereunder fails to fully satisfy the Obligations, the Borrowers shall remain fully liable for any such deficiency.

  SECTION 19.   REMEDIES CUMULATIVE.  Each right, power and remedy of the
                -------------------
Secured Party set forth in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy of the Secured Party, and the exercise by the Secured Party of any one or more of such rights, powers and remedies shall not preclude the simultaneous or later exercise by the Secured Party of any or all such other rights, powers or remedies.

  SECTION 20.   PLACE OF BUSINESS AND LOCATION OF COLLATERAL. The Borrowers
                --------------------------------------------
represent, warrant and covenant, jointly and severally, with and to the Secured Party as follows: (i) each Borrower's primary place of business is located at 2411 W. LaPalma Avenue, Anaheim, California 92801, and substantially all books and records pertaining to the Collateral are and will be located at such location; and (ii) the Inventory shall be kept and maintained substantially in its entirety at 2411 W. LaPalma Avenue, Anaheim, California 92801, 14555 North 82nd Street, Scottsdale, Arizona 85260-2599, 535 Del Rey Avenue, 783 Palomar Avenue, 735 Palomar Avenue, 470 Potrero Avenue, Sunnyvale, California 94086, 12222 E. Howell Avenue, Aneheim, California 92806, 13905 Mica Street, Santa Fe Springs, California 90670, 20275 East Business Parkway, Walnut, California, 4858 Sterling Drive, Boulder, Colorado 80301, Rochesterlaan 6, B-8470 Gistel, Belgium and 1185 VB Amstelveen, Netherlands and the Borrowers agree to immediately advise the Secured Party in writing of any change in the location of the Collateral, or any part thereof, or the books and records concerning the Collateral, or its primary place of business.

  SECTION 21.   RIGHTS OF INSPECTION.  The Secured Party shall have the right to
                --------------------
enter upon the business premises of the Borrowers from time to time upon reasonable advance notice for the purpose of examining, auditing and inspecting the Collateral and the books and records of the Borrowers relating to the Collateral.

  SECTION 22.   NO WAIVER.  No failure or delay by the Secured Party to insist
                ---------
upon the strict performance of any term, condition, covenant or agreement of this Agreement, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude the Secured Party from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount due under this Agreement, the Secured Party shall not be deemed to have waived the right either to require prompt payment when due of all other amounts, or to declare a default for failure to affect such payment of any such other amount.

  SECTION 23.   WAIVERS BY BORROWERS.  Each of the Borrowers hereby waives
                --------------------
presentment, notice of dishonor and notice of non-payment with respect to the Collateral, and

                                  Exhibit B-6
waives and releases all claims and defenses against the Secured Party with respect to the payment or enforcement of the Obligations and the rights of the Secured Party in the Collateral.

  SECTION 24.   NOTICES.  All notices required or permitted to be given under
                -------
this Agreement shall be effective if given in the manner set forth in Section
5.1 of the Loan Agreement. Any written notice of the sale, disposition or other intended action by the Secured Party with respect to the Collateral shall be deemed to be commercially reasonable if given by the Secured Party at least ten
(10) days prior to such sale, disposition or other action.

  SECTION 25.   MISCELLANEOUS.  The paragraph headings of this Agreement are for
                -------------
convenience of reference only and shall not limit or otherwise affect any of the terms of this Agreement. No term, condition, covenant, or agreement hereof may be modified, amended, changed, waived, discharged, or terminated unless in writing signed by both the Secured Party and the Borrowers. No course of delaying, course of performance, or custom of usage shall operate to amend, modify, supplement or otherwise affect any of the express terms of this Agreement. This Agreement represents the complete understanding of the Secured Party and the Borrowers with respect to its subject matter and it supersedes any and all prior or contemporaneous agreements, whether written or oral, with respect to its subject matter. This Agreement shall be interpreted and construed in accordance with, and governed by, the laws of the State of Maryland. This Agreement shall be binding upon the successors and assigns of the Secured Party and the Borrowers and shall inure to the benefit of the successors and assigns of the Secured Party and the Borrowers, provided, however, that the duties and obligations of the Borrowers hereunder may not be assigned by the Borrowers without the prior written consent of the Secured Party.

  IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed under seal as of the date first above-written.

ATTEST:                                 CALCOMP TECHNOLOGY, INC.


/s/ William F. Porter, Jr.               By: /s/ John J. Millerick        (SEAL)
--------------------------                  ------------------------------
William F. Porter, Jr.                      John J. Millerick
                                            Senior Vice President, Chief
                                            Financial Officer and Treasurer


                                         CALCOMP INC.


/s/ William F. Porter, Jr.               By: /s/ John J. Millerick        (SEAL)
--------------------------                  ------------------------------
William F. Porter, Jr.                      John J. Millerick
                                            Senior Vice President and Chief
                                            Financial Officer

                                  Exhibit B-7

                                TOPAZ TECHNOLOGIES, INC.


/s/ William F. Porter, Jr.               By: /s/ John J. Millerick        (SEAL)
--------------------------                  -----------------------
William F. Porter                           John J. Millerick
                                            Chief Financial Officer

                                  Exhibit B-8

                                                                      SCHEDULE 1
                                                                      ----------

                          List of Subsidiaries Stock
                          --------------------------


  100% of the capital stock of each of the following subsidiaries that are United States corporations and 65% of the capital stock of each of the following subsidiaries that are not United States corporations:

CAD Warehouse, Inc.
CalComp A.B.
CalComp A/S
CalComp Asia/Pacific Ltd.
CalComp Australia pty. Limited
CalComp B.V.
CalComp Canada Inc.
CalComp Display Products N.V.
 (formerly, Summagraphics Belgium N.V.)
CalComp Espana S.A.
CalComp Europe B.V.
CalComp Europe Ltd.
CalComp European Management Corporation
CalComp Ges.m.b.H
CalComp GmbH
CalComp Graphic Peripherals (China) Limited
CalComp International Inc.
CalComp Japan Procurement KK
CalComp Limited
CalComp Pacific, Inc.
CalComp S.A.
CalComp S.p.A.
CalComp Technology and Procurement, Inc.
CalComp Europe N.V.
California Computer Products, Inc.
NS CalComp Corporation
Sanders Development Corporation
N.V. CalComp S.A.
Summagraphics Ltd.
Summagraphics GmbH
Summagraphics S.A. (France)

                                  Exhibit B-9